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                                                                    Exhibit 99.1

[WPI LOGO]                                                          NEWS RELEASE
   GROUP, INC.
     THE WPI FAMILY OF COMPANIES


  1155 Elm Street          Telephone: 603-627-3500    Contact:
  Manchester, NH 03101     Facsimile: 603-627-3150    Mike Foster, CEO
  USA                                                 Dennis Deegan, COO

                    For Immediate Release


                   |WPI GROUP, INC. ACQUIRES HUSKY COMPUTERS LIMITED A LEADING |UK BASED MANUFACTURER OF RUGGED HANDHELD COMPUTERS
                   |
                   |JUNE 23, 1997, MANCHESTER, NH: WPI GROUP, INC., |(WPIC-NASDAQ) announced today the acquisition of Husky |Computers Limited, a subsidiary of Peek plc. Husky, located |in Coventry, England, is a leading producer of rugged |handheld computers. Husky's products are used in utility |meter reading, geotechnical, field service and other |applications that require full PC capability in a rugged |handheld unit. WPI acquired all the outstanding shares of |Husky for approximately $16.0 million in cash and the |assumption of approximately $5.0 million in debt.
                   |
                   |Husky built the first rugged handheld PC in 1981 and has |continued to maintain its position as a world leader in the |design, manufacture and distribution of these products. |Sales for 1996 were approximately $34.0 million. Major |customers include British Telecom, Itron, Inc. and Southern |New England Telephone. Husky, with approximately 280 |employees, has full hardware and software design capability. |Manufacturing is performed in a modern 30,000 square foot |facility in Coventry. Sales offices are located in the |United States, France, Germany and Sweden.
                   |
                   |Commenting on the acquisition, WPI Chairman and CEO Michael |Foster said: "We are very pleased to welcome Husky and its |employees to the WPI family of companies. Husky's reputation |for quality and innovation is well known throughout the |industry. When Husky's products are integrated with our |Termiflex and Oyster Terminals product lines, WPI will offer |the world's broadest line of rugged handheld terminals and |PC's.
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                   |We will be able to supply our customers with products
                   |ranging from the lowest-cost, rugged handheld terminals to |the most sophisticated rugged PC's capable of performing |under the most demanding environmental conditions.
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                   |This expansion of our handheld business should allow us to
                   |achieve substantial operating efficiencies within our |Information Solutions Group. We expect that Husky will be a |positive contributor to our earnings growth."
                   |
                   |Husky, along with Termiflex and Oyster Terminals, WPI's |other handheld businesses, will become part of a new WPI |Handheld Devices Division within the WPI Information |Solutions Group. The new division's President will be John |Whitehead, who is presently Managing Director of Oyster |Terminals and Termiflex Europe. He will report to Timothy |Jones, Group Vice President of the Information Solutions |Group.
                   |
                   |WPI Group, Inc. is a leading, international provider of |specialized information hardware and software products, as |well as power-related products for industrial, commercial |and medical markets.
                   |
                   |The statements contained in this release which are not |historical facts may be deemed to contain forward-looking |statements with respect to events, the occurrence of which |involve risks and uncertainties, including, without |limitation, uncertainties detailed in the Company's |Securities and Exchange Commission filings.
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